Exhibit 4.2

OPTINOSE, INC.

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

Dated as of March 24, 2017

i

SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This Second Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of March 24, 2017, by and among OPTINOSE, INC., a Delaware corporation (the “Company”), and the holders of Series D Shares, Series C-2 Shares, Series C-1 Shares, Series C Shares and Series B Shares of the Company identified on the signature pages hereto (collectively, the “Investors”).

RECITALS:

A.            WHEREAS, the Company and certain of the Investors (the “Prior Holders”) are party to that certain Amended and Restated Registration Rights Agreement, dated July 22, 2014 (the “Prior Agreement”);

B.            WHEREAS, the Company and certain of the Investors are entering into a Series D Subscription Agreement, dated the date hereof and as amended from time to time (the “Subscription Agreement”) pursuant to which the Company shall issue to such Investors Series D Shares (as defined herein);

C.            WHEREAS, the Company and certain of the Investors are entering into a Note Conversion Agreement (the “Note Conversion Agreement”), dated the date hereof, pursuant to which the Company shall issue to such Investors Series C-2 Shares (as defined herein);

D.            WHEREAS, the initial closing and each subsequent closing of the transactions contemplated by the Subscription Agreement and such note conversion agreement are subject to certain conditions, including the conditions that the Company and certain of the Investors shall enter into this Agreement, amending and restating the Prior Agreement in its entirety; and

E.            WHEREAS, the Company and the Prior Holders, holding a sufficient number of and class(es) of shares of the Company’s capital stock to amend the Prior Agreement pursuant to its terms, desire to amend and restate, in its entirety, the Prior Agreement, and enter into this Agreement for the purpose of setting forth certain rights and obligations of the Investors.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend and restate the Prior Agreement and further agree as follows:

1.                                      Definitions.

(a)           “Affiliates” means, with respect to any Investor, any Person or entity that, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, officer, director, nominee, member or manager of such Investor and any venture capital or private equity fund now or hereafter existing which is controlled by one or more general partners of or managing members of, or shares the same management company or nominee or a management company that, directly or indirectly, is under common control with such management company, including having a common general partner, officer, director or manager with such management company, as such Investor, and the participants of any pooled investment fund organized, managed or directed by an Investor for the benefit of its partners, officers, members or employees or their dependents and in relation to any such Persons any trustee or nominee for, or a successor by reorganization of, a family trust or a qualified pension trust.

(b)           “Avista Entities” means Avista Capital Partners II, LP, Avista Capital Partners (Offshore) II, LP, And Avista Capital Partners (Offshore) II-A, LP.

(c)           “Charter” means the Third Amended and Restated Certificate of Incorporation of the Company dated as of March 24, 2017, as the same may be amended from time to time.

(d)           “Common Shares” means common shares of the Company, with par value $0.001 per share.

(e)           “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(f)            “FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor organization thereto.

(g)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by a registrant with the SEC.

(h)           “Form S-3 Notice” shall have the meaning set forth in Section 3.

(i)            “Holder” means any Person owning or having the right to acquire Registrable Securities, or any assignee thereof in accordance with Section 12.

(j)            “Initial Closing” shall have the meaning set forth in the Subscription Agreement.

(k)           “Initial Public Offering” means the Company’s first underwritten public offering of its Common Shares under the Securities Act.

(l)            “Investor Request” shall have the meaning set forth in Section 2(a).

(m)          “Maximum Offering Size” shall have the meaning set forth in Section 2(b).

(n)           “Notice of Investor Request” means the notice set forth in Section 2(a).

(o)           “Permitted Transferee” shall have the meaning assigned to it in the Shareholders’ Agreement.

(p)           “Person” means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

(q)           “Preferred Shares” means collectively the Series A Shares, the Series B Shares, the Series C Shares, Series C-1 Shares, Series C-2 Shares and the Series D Shares of the Company.

(r)            “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(s)            “Registrable Securities” means (1) any Common Shares that are directly or indirectly issuable or issued upon conversion of Preferred Shares outstanding on the date hereof or Preferred Shares purchased pursuant to the Subscription Agreement and held directly or indirectly by an Investor, (2) any Common Shares that become issuable or issued upon conversion of Preferred Shares outstanding after the date hereof and are held directly or indirectly by an Investor, (3) any Common Shares otherwise owned by an Investor, including any Common Shares issued or issuable upon the conversion, exchange or exercise of any warrant, right or other security or which are issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, or upon conversion of, Preferred Shares or Common Shares or such warrants, rights or securities, and (4) any Common Shares directly or indirectly issued or issuable to the Investors with respect to the securities referred to in clauses (1), (2) or (3) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, that a Common Share shall cease to be a Registrable Security when (i) it has been effectively registered under the Securities Act and been sold pursuant to such registration; (ii) it is sold pursuant to Rule 144 or Rule 145 or Regulation S (or any similar provisions then in force) under the Securities Act; (iii) it has otherwise been transferred or assigned pursuant to Section 12 and/or a new certificate or other evidence of ownership for it not bearing or requiring a legend as set forth in the Shareholders’ Agreement (or other legend of similar import) and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists under the Securities Act; or (iv) the Investor holding such Common Share owns in the aggregate less than one percent (1%) of the issued and outstanding Common Shares of the Company (on an as-converted basis).

(t)            “Registration Expenses” shall have the meaning set forth in Section 7.

(u)           “Requesting Investor” shall have the meaning set forth in Section 2(a).

(v)           “Requesting Shareholders” shall have the meaning set forth in Section 2(a).

(w)          “SEC” means the U.S. Securities and Exchange Commission.

(x)           “Securities Act” means the U.S. Securities Act of 1933, as amended.

(y)           “Series A Shares” means shares of Series A Convertible Preferred Stock, par value $0.001 per share of the Company and having the rights, privileges, preferences and restrictions set forth in the Charter.

(z)           “Series B Shares” means shares of Series B-1 Convertible Preferred Stock, par value $0.001 per share, of the Company and Series B-2 Convertible Preferred Stock, par value $0.001 per share, of the Company, each having the rights, privileges, preferences and restrictions set forth in the Charter.

(aa)         “Series C Shares” means shares of Series C Convertible Preferred Stock, par value $0.001 per share of the Company and having the rights, privileges, preferences and restrictions set forth in the Charter.

(bb)         “Series C-1 Shares” means shares of Series C-1 Convertible Preferred Stock, par value $0.001 per share of the Company and having the rights, privileges, preferences and restrictions set forth in the Charter.

(cc)         “Series C-2 Shares” means shares of Series C-2 Convertible Preferred Stock, par value $0.001 per share of the Company and having the rights, privileges, preferences and restrictions set forth in the Charter.

(dd)         “Series D Shares” means shares of Series D Convertible Preferred Stock, par value $0.001 per share of the Company and having the rights, privileges, preferences and restrictions set forth in the Charter.

(ee)         “Shareholders’ Agreement” means that certain Second Amended and Restated Shareholders’ Agreement, dated as of March 24, 2017, by and among the Investors, the Company and the other parties thereto, as the same may be amended from time to time.

(ff)          “Shareholder Request” shall have the meaning set forth in Section 2(a).

(gg)         “Subscription Agreement” shall have the meaning set forth in the recitals.

(hh)         “Violation” means any of the following statements, omissions or violations:  (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed under or referred to in this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or “blue sky” laws in connection therewith, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law arising from, relating to or in connection with the offer and sale of Registrable Securities pursuant to this Agreement.

2.                                      Demand Registration.

(a)           If the Company shall receive a request (each such request, an “Investor Request” and each requesting Investor, the “Requesting Investor”) from either (i) the Holders of a majority of the Series D Shares, Series C-2 Shares, Series C-1 Shares and Series C Shares, together as a single class on an as-converted basis, at any time after the earlier of (x) 60 days after the Initial Closing and (y) 180 days after the completion of an Initial Public Offering, or (ii) the Holders of a majority of the Series B Shares, together as a single class on an as-converted basis, at least 180 days after the completion of an Investor Request initiated by the Holders referred to in (i), in each case, that the Company file a registration statement under the Securities Act with respect to the proposed sale by such Requesting Investor of all or part of the Registrable Securities owned by such Requesting Investor.  Promptly after receipt of the Investor Request, the Company shall, subject to Section 14, give written notice (the “Notice of Investor Request”) of such Investor Request to all Holders and, subject to the limitations of Section 2(c) below, shall file (as expeditiously as practicable and in any event within sixty (60) days of its receipt) and use its best efforts to effect, a registration statement under the Securities Act with respect to all Registrable Securities that the Holders request to be registered (such requesting Holders together with the Requesting Investors, the “Registering Shareholders”) within ten (10) business days of the receipt the applicable Holder of the Notice of Investor Request (delivered in accordance with Section 22) ; provided, however, that no Investor Request shall be effected from Holders referred to in clause (ii) above if the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by all Registering Shareholders in such Investor Request are less than $20,000,000 (unless such Registrable Securities identified in the Investor Request constitute all remaining Registrable Securities held by the Registering Shareholders).  All requests made pursuant to this Section 2(a) will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

(b)           If the Requesting Investors intend to distribute the Registrable Securities covered by their written request by means of an underwriting, they shall so advise the Company as a part of their Investor Request and the Company shall include such information in the Notice of Investor Request.  In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  The Holders of a majority in interest of the Registrable Securities participating in the underwriting, in consultation with the Company, shall select the managing underwriter or underwriters in such underwriting.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters so selected; provided, however, that (i) no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder, and (ii) each Holder shall be required to deliver all questionnaires, powers of attorney, escrow and custody agreements, legal opinions and other documents customarily required under the terms of such underwriting agreement.  Notwithstanding any other provision of this Section 2, if the underwriter advises the Company and the Requesting Investor that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the

Company shall include in such registration, in the priority order listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered by the Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Registering Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each); and

(ii) second, all Registrable Securities proposed to be registered by the Company.

(c)           The Company shall be obligated to effect only eight (8) registrations pursuant to an Investor Request under Section 2 (it being understood that the Holders of a majority of the Series D Shares, Series C-2 Shares, Series C-1 Shares and Series C Shares, together as a single class on an as-converted basis, shall be entitled to request six (6) such registrations and the Holders of a majority of the Series B Shares, together as a single class on an as-converted basis, shall be entitled to request two (2) such registrations); provided, however, that in each case the Company shall be obligated to effect as many registrations as may be requested by Holders of Registrable Securities pursuant to any Investor Request in the event and so long as registration pursuant to Form S-3 or any similar “short-form” registration statement is available.  The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3 if the Company has effected two registrations pursuant to Section 3 within the twelve (12) month period immediately preceding the date of such request.

(d)           At any time prior to the effective date of the registration statement relating to an Investor Request, the Requesting Investor may revoke such request for a registration, without liability to any of the other Holders, by providing a notice to the Company revoking such request.

(e)           A registration under this Section 2 shall not be deemed to have occurred:

(i)            unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a registration pursuant to an Investor Request if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or (2) less than sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii)           if the number of Registrable Securities of the Requesting Shareholders included in the registration statement is reduced in accordance with Section 2(b) such that less than sixty-six and two-thirds percent (66 2/3%) of the

Registrable Securities of the Registering Shareholders sought to be included in such registration are included.

(f)            Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s board of directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Requesting Investors is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such period.

3.                                      Registrations on Form S-3.

If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $20,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give written notice (the “Form S-3 Notice”) of such request to all Holders other than the Requesting Investors; and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Requesting Investors, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Form S-3 Notice is given, and in each case, subject to the limitations of Section 2(b); provided that in the case of registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, once the registration statement relating thereto has remained effective under the Securities Act for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder), such 180 day period shall be extended to 180 days after the second anniversary of the date on which such Form S-3 becomes effective (or such shorter period in which all Registrable Securities of the Holders included in such registration have actually been sold thereunder).

4.                                      Piggy-Back Registration.

If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investors under Section 2) any of the Registrable Securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 (or similar or successor form or other registration form that would not permit the registration of the Registrable Securities) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or similar or successor form or other registration form that would not permit the registration of the Registrable Securities)), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within thirty (30) days after mailing of such notice by the Company in accordance with Section 22, the Company shall, subject to the provisions of Section 9, use its best efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered; provided, however, that no Holder shall be entitled to register any of its Registrable Securities pursuant to this Section 4 in an Initial Public Offering unless a Holder of Series D Shares, Series C-2 Shares, Series C-1 Shares or Series C Shares is participating as a seller of Registrable Securities in such Initial Public Offering.  The Company shall have no obligation under this Section 4 to make any offering of its securities, or to complete an offering of its securities that it proposes to make.

5.                                      Obligations of the Company.

Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file as promptly as possible with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities being registered thereunder, keep such registration statement effective for up to 180 days or until the Holders have completed the distribution referred to in such registration statement, whichever occurs first (but in any event for at least any period required under the Securities Act); provided that (A) before filing such registration statement or any amendments thereto, the Company shall furnish to the Holders copies of all such documents proposed to be filed; and (B) in the case of registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 180 day period shall be extended to 180 days after the second anniversary of the date on which such Form S-3 becomes effective;

(b)                                 prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and make all required filings of such amendments or supplements as soon as reasonably practicable after being notified of the matters to be incorporated in such amendments or supplements; provided, that, before filing such amendments or supplements, the Company shall furnish to the Holders copies of all such documents proposed to be filed;

(c)                                  furnish to the Holders such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents as Holders may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 use its best efforts to register and qualify the securities covered by such registration statement for offer and sale under such other securities or “blue sky” laws of such states or jurisdictions as shall be reasonably requested by the Holders and to do and take all other actions that be necessary or advisable to enable the Holder to consummate the disposition of such Registrable Securities in such jurisdictions; provided, that, the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (d), or (ii) to file a general consent to service of process in any such state or jurisdiction;

(e)                                  use best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the Company’s business or operations to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(f)                                   in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form (including as to representations and warranties and indemnification), with the managing underwriter of such offering;

(g)                                  promptly notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)                                 promptly notify each Holder of Registrable Securities covered by such registration statement and such Holder’s underwriters, if any, and confirm such advice in writing:  (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information;

(i)                                     promptly notify each Holder of Registrable Securities if at any time the SEC institutes or threatens to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of the registration statement, and the Company shall use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible;

(j)                                    advise each Holder of Registrable Securities promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction;

(k)                                 furnish, at the request of the Holders of a majority of the Registrable Securities being included in any such registration of Registrable Securities pursuant to this Agreement and to the underwriter, if any, (i) on the date of the closing under the underwriting agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form, scope and substance as is customarily given to such Holders or underwriters, as the case may be, addressed to the underwriters, if any, or to the Holders requesting registration of Registrable Securities and (ii) on the date of execution of the underwriting agreement, a “cold comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and, if such securities are being sold through underwriters, a bring down of such letter to the closing date under the underwriting agreement;

(l)                                     make available for inspection by the Holder, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Holder or any such underwriters, such financial and other records, corporate documents and properties of the Company as are customarily made available in connection with a “due diligence” investigation for an underwritten secondary offering, provided, however, that the Holder and the underwriters shall have entered into a confidentiality agreement reasonably acceptable to the Company;

(m)                             cause all such Registrable Securities to be listed on any securities exchange or quotation system on which any of the Company Common Shares is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or trading system;

(n)                                 cooperate with the Holder and the managing underwriter, underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as such managing underwriter, underwriters or agents may request at least two business days prior to the settlement date of any sale of Registrable Securities;

(o)                                 cooperate with the Holder and each underwriter or agent, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(p)                                 provide and cause to be maintained a transfer agent, depositary and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(q)                                 as soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have “made generally available to its security holders” (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act and Rule 158 thereunder;

(r)                                    cause the senior executive officers of the Company to (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities;

(s)                                   make such representations and warranties to the Holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in underwritten public offerings; and

(t)                                    enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Investors or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities.

6.                                      Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.  If any registration statement or comparable statement under the Securities Act refers to an Investor or any of its Affiliates, by name or otherwise, as the holder of any securities of the Company then, unless counsel to the Company advises the Company that the Securities Act requires that such reference be included in any such statement, each such Holder shall have the right to require the deletion of such reference to itself and its Affiliates.

7.                                      Expenses of Demand Registration.

All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including, without limitation, (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or FINRA, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iv) all fees and disbursements of counsel for the Company (including the expenses of any opinions provided to Holders or underwriters) and of all certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) other than with respect to any revoked registration pursuant to Section 2(d), the fees and expenses of one counsel for the Holders of Registrable Securities designated by the Holder of a majority of Registrable Securities being registered, or proposed to be registered, in any offering pursuant to the terms hereof, and the fees and expenses of counsel for each of the Avista Entities and any other Holders participating in such registration solely relating to the preparation and delivery of legal opinions for the Avista Entities or such Holders, as the case may be, in any such offering, (ix) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (x) all fees and expenses of any special experts or other persons retained by the Company in connection with any registration, and (xi) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties).  All such expenses are referred to herein as “Registration Expenses”.  The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by issuers of securities, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

8.                                      Expenses of Company Registration.

The Company shall bear and pay all reasonable and customary Registration Expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 4 for each Holder, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to Registrable Securities.

9.                                      Underwriting Requirements.

In connection with any offering initiated by the Company involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 4 to include any Holder’s securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as will not, in the opinion of the underwriters, exceed the Maximum Offering Size; provided, however, that no Holder participating in such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such

Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder.  If requested by the underwriters for any underwritten offering requested by Holders of Registrable Securities pursuant to a registration under Section 2, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Requesting Investors and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient than those provided in Section 10.   Holders of Registrable Securities proposed to be distributed by such underwriters shall be parties to such underwriting agreement, which underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Holders of Registrable Securities as are customarily made by issuers to selling stockholders in underwritten public offerings; provided, however, that (i) no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder, and (ii) each Holder shall be required to deliver all questionnaires, powers of attorney, escrow and custody agreements, legal opinions and other documents customarily required under the terms of such underwriting agreement.  If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering (or in any other offering in which Holders shall have the right to include Registrable Securities pursuant to Section 4) exceeds the Maximum Offering Size, then the Company shall include in such offering, in the priority listed below, up to the Maximum Offering Size:  (A) first, that number of shares sought to be registered by the Company, (B) second, among all Holders of Registrable Securities that have elected to participate in such underwritten offering, in proportion (as nearly as practicable) to the amount of Registrable Securities requested to be included by such Holders and (C) thereafter, to the extent additional securities may be included in such offering, to other selling shareholders, if any, pro rata according to the total number of securities entitled to be included therein owned by each such other selling shareholder or in such other proportions as shall mutually be agreed to by such other selling shareholders.

10.                               Indemnification.

In the event any Registrable Securities are included in a registration statement under this Agreement:

(a)                                 The Company will indemnify and hold harmless each Holder, its heirs, personal representatives and assigns, each of such Holder’s officers, directors, partners, members, managers, employees and affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not cause the Company to be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

(b)                                 Each selling Holder will indemnify and hold harmless, severally and not jointly, the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent may be withheld in the sole and absolute discretion of the Holder; and provided further, that, in no event shall the liability of any Holder under this Section 10(b) exceed the net proceeds from the offering received by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, acting reasonably; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 10 or of any liability that it may have to any indemnified party otherwise than under this Section 10 unless, and then solely to the extent that, the indemnifying party is prejudiced thereby.  An indemnifying party may settle any action or claim under this Section 10 at any time without the consent of the indemnified party so long as such settlement involves no cost or liability to the indemnified party and includes an unconditional release of the indemnified party from all liability with respect to such claim or action.

(d)                                 The obligations of the Company and Holders under this Section 10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

(e)                                  Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.  The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act and Exchange Act) to the same extent as provided above in Section 10(a) with respect to the indemnification of the indemnified parties or as otherwise reasonably requested by such persons.

(f)                                   If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities pursuant to the Subscription Agreement) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Notwithstanding anything to the contrary in this Section 10, no Holder shall be required, pursuant to this Section 10, to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

11.                               Reports Under the Exchange Act.

With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, to:

(a)                                 make and keep available adequate current public information with respect to the Company, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)                                 use its best efforts (without unreasonable expense) to comply with the SEC’s eligibility requirements for use of Form S-3;

(c)                                  file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)                                 furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the adequate current public information requirements of Rule 144 under the Securities Act (at any time after the effective date of the first registration statement filed by the Company) and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

12.                               Assignment of Registration Rights.

(a)                                 Prior to an Initial Public Offering, any Holder may assign its rights hereunder in connection with a transfer shares to the extent permitted under the Shareholders’ Agreement.

(b)                                 Following an Initial Public Offering, any Holder may assign its rights hereunder to persons who acquire Registrable Securities (and the same remain Registrable Securities after such acquisition) from such Holder, provided that no such assignment shall be binding upon or obligate the Company or the Holders hereunder to any such assignee unless and until the Company shall have received notice of such assignment and a written agreement of the assignee to be bound by the provisions of this Agreement (it being understood that the Company shall deliver such notice and agreement to the other Holders hereunder).

13.                               No Other Registration Rights; Limitations on Subsequent Registration Rights.

The Company represents and warrants to each Investor that, upon the execution of this Agreement by all of the parties hereto, no “registration rights” relating to securities of the Company and granted by the Company exist on the date of this Agreement other than pursuant to this Agreement.  From and after the date of this Agreement, the Company shall not, without the prior written consent of Investors holding a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under this Agreement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s securities will not reduce the amount of the Registrable Securities of any Investor which is included therein or (b) to request a registration of such Holder’s securities.

14.                               “Market Stand-Off” Agreement.

Each of the Company and each Holder agrees that, during the period of ninety (90) days (or, in the case of an underwritten offering, such lesser period as the managing underwriters may permit, it being understood that the Company shall request for the benefit of the Holders that such managing underwriter act in good faith in determining whether to permit a shorter period) following the effective date of a registration statement of the Company filed under the Securities Act in connection with an underwritten offering (and, in the case of the initial public offering of the Company’s securities, one hundred eighty (180) days), which periods may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of such lockup period (or, in the case of an underwritten offering, such lesser period as the managing underwriters may permit, it being understood that the Company shall request for the benefit of the Holders that such managing underwriter act in good faith in determining whether to permit a shorter period), it shall not, if requested by such underwriter, sell or otherwise transfer or dispose of (other than to donees, Affiliates, partners or members who agree to be similarly bound) any Common Shares or any securities of the Company convertible into Common Shares held by it except Registrable Securities included in such registration.  The foregoing provisions shall be applicable to the Series D Shares only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Common Shares (after giving effect to conversion into Common Shares of all outstanding Preferred Shares) are subject to the same restrictions, and only with respect to the initial public offering of the Company’s securities, and only with respect to Series D Shares held immediately before the effective date of the registration statement for such initial public offering.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 14 or that are necessary to give further effect thereto.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

15.                               Amendment; Waiver.

Any provision of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Holders holding a majority of the Registrable Securities then held by such Holders; provided, however, that no amendment to this Agreement that adversely affects the rights or obligations of any particular Holder but does not similarly affect the rights or obligations of the other Holders shall be effected without the consent of such affected Holder; and provided further that the provisions of Section 14 may not be amended, terminated or waived without the written consent of the holders of at least a majority of the Registrable Securities issued or issuable upon conversion of the Series D Shares only if such amendment, termination or waiver is applicable to Series D Shares.  The observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party to be charged; provided, that the Holders of a majority of the Registrable Securities then outstanding may act on behalf of all Holders of Registrable Securities so long as such waiver applies to all Holders in the same manner.  Any amendment or waiver effected in accordance with this Section 15 shall be binding upon (i) each Holder of Registrable Securities at the time outstanding, (ii) each future Holder of all such securities, and (iii) the Company.  Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time in accordance with Section 28 to add information regarding additional Investors without the consent of the other parties hereto.

16.                               Changes in Registrable Securities.

If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.  Without limiting the generality of the foregoing, the Company shall require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

17.                               Entire Agreement.

This Agreement and the documents referred to herein constitute the entire agreement among the parties relating to the subject matter hereof, and supercede in their entirety any and all prior and/or contemporaneous agreements, understandings or representations relating to the subject matter hereof, whether written or oral.  No party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

18.                               Governing Law.

This Agreement and all claims or causes of action that may be based upon, arise out of or relate to this Agreement will be governed by, and construed under and in accordance with, the internal laws of the State of New York, without reference to rules relating to conflicts of laws.

19.                               Submission to Jurisdiction.

(a)                                 EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ALL STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK, WITH RESPECT TO ANY CLAIMS MADE HEREUNDER, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

EACH PARTY HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 19 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.

(b)                                 EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION HEREUNDER.

20.                               WAIVER OF JURY TRIAL.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.                               Successors and Assigns.

The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 12), heirs, executors and administrators of the parties hereto.

22.                               Notices.

Unless otherwise provided, all notices, requests, consents, demands and other communications under this Agreement shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid or via a reputable nationwide overnight courier service guaranteeing next business day delivery, and shall be deemed effectively given upon receipt by the party to be notified (including by facsimile, receipt confirmed) in each case to the intended recipient as follows: (a) if to a party other than the Company, at such party’s address set forth in Schedule A or at such other address as such party shall have furnished the Company in writing, or, until any such party so furnishes an address to the Company, then to and at the address of the last holder of the shares covered by this Agreement who has so furnished an address to the Company, or (b) if to the Company, at its address set forth in Schedule A, or at such other address as the Company shall have furnished to the parties in writing.

23.                               Severability.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

24.                               Descriptive Headings.

The section headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

25.                               Delays or Omissions; Remedies Cumulative.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

26.                               Attorneys’ Fees.

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

27.                               Counterparts; Facsimile Transmission.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.  Each party to this Agreement agrees that its own facsimile signature will bind it and that it accepts the facsimile signature of each other party to this Agreement.

28.                               Additional Holders.

Persons or entities that, after the date hereof, purchase Series D Shares at a subsequent closing under the Subscription Agreement shall become parties to this Agreement by executing and delivering a joinder agreement substantially in the form and substance reasonably acceptable to the Company, whereupon they shall be deemed an “Investor” and “Holder” for all purposes of this Agreement.  The Company shall cause Schedule A to be updated to reflect the name of such new Investor promptly following such execution of the joinder agreement pursuant to this Section 28.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

OPTINOSE, INC.

By:	/s/ Peter Miller
	Name:	Peter Miller
	Title:	Chief Executive Officer

AVISTA CAPITAL PARTNERS II, LP

By:	Avista Capital Partners GP II, LLC, as general partner

By:	/s/ Ben Silbert
	Name:	Ben Silbert
	Title:	General Counsel

AVISTA CAPITAL PARTNERS (OFFSHORE) II, LP

By:	Avista Capital Partners GP II, LLC, as general partner

By:	/s/ Ben Silbert
	Name:	Ben Silbert
	Title:	General Counsel

AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, LP

By:	Avista Capital Partners GP II, LLC, as general partner

By:	/s/ Ben Silbert
	Name:	Ben Silbert
	Title:	General Counsel

TKWD VENTURES LLC

By:	WFD Ventures LLC, its Manager

By:	/s/ William F. Doyle
	Name:	William F. Doyle
	Title:	Manager

WILLIAM F. DOYLE

Signed:	/s/ William F. Doyle

IKOS SUBSIDIARY AS

By:	/s/ Per Gisle Djupesland
	Name:	Per Gisle Djupesland
	Title:	Chairman

By:	/s/ Helena Kyttari Djupesland
	Name:	Helena Kyttari Djupesland
	Title:	Board Member

IKOS INVEST AS

By:	/s/ Per Gisle Djupesland
	Name:	Per Gisle Djupesland
	Title:	Chairman

By:	/s/ Helena Kyttari Djupesland
	Name:	Helena Kyttari Djupesland
	Title:	Board Member

ENTREPRENEURS’ FUND GENERAL PARTNER LIMITED,
in its capacity as general partner of Entrepreneurs’ Fund LP

By:	/s/ Colin Dow
Name:	Colin Dow
Title:	Director

By:	/s/ Paul Bradshaw
Name:	Paul Bradshaw
Title:	Director

LARRY PICKERING

Signed:	/s/ Larry Pickering

PATRICK O’NEILL

Signed:	/s/ Patrick O’Neill

Address:

ROBERT JUNEJA

Signed:	/s/ Robert Juneja

Address:

GWYNETH M. KETTERER

Signed:	/s/ Gwyneth M. Ketterer

Address:

RICHARD L. PERKAL

Signed:	/s/ Richard L. Perkal

Address:

TERRANCE TERIFAY

Signed:	/s/ Terrance Terifay

Address:

CARTER GRIFFIN

Signed:	/s/ Carter Griffin

Address:

DAVID E. KING

Signed:	/s/ David E. King

Address:

PAUL STEVEN LATTANZIO

Signed:	/s/ Paul Steven Lattanzio

Address:

JOHN DAVID HOWARD

Signed:	/s/ John David Howard

Address:

BODIL M. ARLANDER

Signed:	/s/ Bodil M. Arlander

Address:

FRANK CLOSURDO

Signed:	/s/ Frank Closurdo

Address:

PETER MILLER

Signed:	/s/ Peter Miller

Address:

RAMY MAHMOUD

Signed:	/s/ Ramy Mahmoud

Address:

MICHELE JANIS

Signed:	/s/ Michelle Janis

Address:

ROBERT USELLER

Signed:	/s/ Robert Useller

JAMES T. LENEHAN

Signed:	/s/ James T. Lenehan

Address:

FRANK LEONARD

Signed:	/s/ Frank Leonard

Address:

INSPIRE AS

By:	/s/ Jan-Olaf Willums
Name: Jan Olaf Willums
Title: CEO

Address:

INVICTUM AS

By:	/s/ Trond Holland
Name: Trond Holland
Title: CEO

Address:

BAKELITTFABRIKKEN HOLDING AS

By:	/s/ Jan Otto Ringdal
Name: Jan Otto Ringdal
Title: Chairman

Address:

HIBAS HOLDING AS

By:	/s/ Erik Ingeberg
Name: Erik Ingeberg
Title: Chairman

Address:

KIRKEVEIEN 98 I AS

By:	/s/ Jan Otto Ringdal
Name: Jan Otto Ringdal
Title: Chairman

Address:

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Jeffrey Christiann
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL

By:	Fidelity Management & Trust Co.

By:	/s/ Jeffrey Christiann
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Jeffrey Christiann
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY OTC COMMINGLED POOL

By:	Fidelity Management & Trust Co.

By:	/s/ Jeffrey Christiann
Name: Jeffrey Christian
Title: Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Jeffrey Christiann
Name: Jeffrey Christian
Title: Authorized Signatory

SCHEDULE A

NOTICES

OPTINOSE, INC.

1020 Stony Hill Road, Ste 300

Yardley, PA 19067

Facsimile:  +1-267-395-2119

Attention:  Chief Executive Officer

with a copy to (which shall not constitute notice):

Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington DC 20004
Facsimile:  +1 202 637 5910
Attention:  Kevin C. Clayton, Esq.

and

Aabø Evenson & Co. Advocatfirma AS

P.O. Box 1789 Vika

Fridtjof Nanses plass 2

N-01220 Oslo

Norway

Facsimile:  + 47 2415 9001

Attention:  Nils Olav Årseth

Fidelity Investors

Fidelity Mt. Vernon Street Trust:  Fidelity Series Growth Company Fund

c/o State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: WAVELENGTH + CO Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

Fidelity Growth Company Commingled Pool

c/o Brown Brothers Harriman & Co.

Harborside Financial Center

1150 Plaza Five

Jersey City NJ 07311

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Mt. Vernon Street Trust:  Fidelity Growth Company Fund

BNY Mellon

Attn: Stacey Wolfe

525 William Penn Place Rm 0400

Pittsburgh, PA 15259

Email: FidelityCorporateEvents@bnymellon.com

Fax number: 412-236-1012

Fidelity OTC Commingled Pool

c/o Brown Brothers Harriman & Co.

Harborside Financial Center

1150 Plaza Five

Jersey City NJ 07311

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

Fidelity Securities Fund: Fidelity OTC Porfolio

c/o The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # F68304

Email: NTINQUIRY@NTRS.COM

Fax number: 312-557-5417

In each case with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Facsimile:  617-235-0375

Attention:  Joel F. Freedman

TKWD VENTURES LLC

c/o WFD Ventures LLC

1500 Broadway 29th Floor
New York, NY 10036
Facsimile:  +1 212 767 7575
Attention:  William F. Doyle

AVISTA CAPITAL PARTNERS

65 E. 55th Street, 18th Floor

New York, NY 10022

Facsimile:  + 1 212 593-6959

Attention:  David Burgstahler and Ben Silbert

with a copy to (which shall not constitute notice):

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:  David Blittner, Esq.

ENTREPRENEURS’ FUND GENERAL PARTNER LIMITED

2nd Floor

Windward House

La Route de la Liberation

St Helier, Jersey

The Channel Islands

Fax: +44 1534 754 510

with a copy to (which shall not constitute notice):

Entrepreneurs’ Fund Legal Counsel

4th Floor, Eagle House

108-110 Jermyn Street

London SW1Y 6EE

United Kingdom